                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant / /
     Filed by a party other than the registrant /X/
     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                         Hitox Corporation of America
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                                 Common Stock
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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


                                     HITOX
                                  CORPORATION
                                   of America


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 16, 1995


     The Annual Meeting of Shareholders of Hitox Corporation of America, a Delaware corporation, will be held at NationsBank, 500 N. Water Street, Corpus Christi, Texas in the Second Floor (North Tower) Community Room on Tuesday, May 16, 1995, at 9:00 a.m., local time, for the following purposes:

    1.       To elect a board of six (6) directors.

    2. To consider and adopt an amendment to the 1990 Incentive Plan to provide for an increase in the number of shares available to
             grant thereunder from 175,000 shares to       625,000 shares.

    3.       To ratify the appointment of Deloitte & Touche as independent
             auditors for 1995 by the        Board of Directors

    4. To transact such other business as may properly come before the meeting.

             The Board of Directors has established the close of business on March 27, 1995, as the record date for determining shareholders entitled to notice of and to vote at the meeting.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Elizabeth K. Morgan, Secretary

April 7, 1995


                             YOUR VOTE IS IMPORTANT
                    Even if you plan to attend the meeting,
                     we urge you to mark, sign and date the
                     enclosed proxy and return it promptly
                           in the enclosed envelope.

                          HITOX CORPORATION OF AMERICA
                               418 PEOPLES STREET
                              POST OFFICE BOX 2544
                          CORPUS CHRISTI, TEXAS 78403

                  __________________________________________
                               PROXY STATEMENT
                  __________________________________________

             This Proxy Statement and accompanying proxy is furnished by Hitox Corporation of America (hereinafter the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held on May 16, 1995, at NationsBank, 500 N. Water Street, Corpus Christi, Texas, and at any adjournment thereof. This Proxy Statement and the enclosed proxy were mailed on or about April 7, 1995.

             The Company will bear the cost of soliciting the proxies. In addition to being solicited by mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owner.

             Any proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company or by submission of another proxy having a later date. No notice of revocation or later dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting. Mere attendance at the meeting will not of itself revoke the proxy. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but if no specification is made, the shares represented by the proxy will be voted in favor of the proposals shown thereon.

             Only stockholders of record at the close of business on March 27, 1995, (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. There were outstanding at the close of business on the Record Date 3,656,787 shares of the Company's Common Stock, each of which is entitled to vote in person or by proxy. The Common Stock is the only class of capital stock outstanding and entitled to vote at the Annual Meeting. The holders of a majority of the total shares of Common Stock issued and outstanding and entitled to vote at the meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. A quorum being present at the Annual Meeting, election of the director nominees requires the affirmative vote of a plurality of the shares present, in person or by proxy, at the Meeting, and approval of Proposals 2 and 3 requires the affirmative vote of at least a majority of the shares present, in person or by proxy, at the Meeting. Neither the Company's Certificate of Incorporation nor its By-Laws provide for cumulative voting rights. Abstentions and broker non-votes are each counted to determine the number of shares present at the meeting, and thus, are counted in establishing a quorum. Because the election of directors requires the affirmative vote of a plurality of the shares present and entitled to vote at the Meeting, abstentions and broker non-votes have a neutral effect on the election of directors. However, since abstentions are counted in determining the number of shares voted and the affirmative vote of a majority of the shares present and entitled to vote at the Meeting is required for the approval of Proposals 2 and 3, abstentions will have the effect of a vote against such proposals. Broker non-votes are not counted for any purpose and will have no effect on approval or disapproval of such proposals.

             The Annual Report to Stockholders covering the Company's fiscal year ended December 31, 1994 including audited financial statements, is enclosed herewith, but does not form any part of the material for solicitation of proxies.

                             PRINCIPAL STOCKHOLDERS

             The following table sets forth information with respect to those persons known to the Company who, as of December 31, 1994, own or may be deemed to own beneficially more than five percent of the COMMON STOCK of the Company.

             Name and Address of                                    Number of                     Percent
             Beneficial Owner                               Shares Beneficially Owned (1)         of Class
             ----------------                               -----------------------------         --------
   Estate of Stephen C. Clark, Jr. ...........................     255,315      (2)                 7.0%
             c/o The Clark Estates Inc.
             30 Wall Street
             New York, NY 10005

   Residuary Trust u/w of Stephen C. Clark, Jr.  .............     170,000      (2)                 4.6%
             c/o The Clark Estates Inc.
             30 Wall Street
             New York, NY 10005

   Anne L. Peretz ............................................     577,151   (2)(3)                15.8%
             c/o The Clark Estates Inc.
             30 Wall Street
             New York, NY 10005

   Residuary Trust u/w of Susan C. Twining  ..................      73,771   (2)(4)                 2.0%
             c/o The Clark Estates Inc.
             30 Wall Street
             New York, NY 10005

   Jane Forbes Clark II  .....................................     283,543      (2)                 7.8%
             c/o The Clark Estates Inc.
             30 Wall Street
             New York, NY 10005

   Delaware State Employees' Retirement Fund .................     423,889      (5)                11.5%
             Pecks Management Partners, Ltd.
             One Rockefeller Plaza
             New York, NY 10020

   Trust for Defined Benefit Plan
   of ICI American Holdings, Inc.  ...........................      99,311      (5)                 2.7%
             Pecks Management Partners, Ltd.
             One Rockefeller Plaza
             New York, NY 10020

   ZENECA Holdings, Inc  .....................................      82,355      (5)                 2.3%
             Pecks Management Partners, Ltd.
             One Rockefeller Plaza
             New York, NY 10020

   Dimensional Fund Advisors Inc..............................     193,300      (6)                 5.3%
             1299 Ocean Avenue, 11th Floor
             Santa Monica, CA 90401
                                                      (See following footnotes)

 (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

 (2) The Estate of Stephen C. Clark, Jr., Residuary Trust u/w of Stephen C. Clark, Jr., Mrs. Peretz, Ms. Clark and the Residuary Trust u/w of Susan C. Twining may be deemed to be a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

 (3)         Includes 35,428 shares held by the four children of Mrs. Peretz.
             Mrs. Peretz disclaims all beneficial ownership in these 35,428 shares.

 (4)         Includes 9,300 shares held by the two surviving children of Mrs.
             Twining. The Residuary Trust u/w of Susan C. Twining disclaims all beneficial ownership in these 9,300 shares.

 (5) The Delaware State Employees' Retirement Fund, Trust for Defined Benefit Plan of ICI American Holdings, Inc. and ZENECA Holdings, Inc. may be deemed to be a "group" as that term is used in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended. The total 605,555 shares consists of Warrants to purchase 50,000 shares issued on September 30, 1994, having an exercise price of $2.50 per share. (See "Certain Transactions")

 (6) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 193,300 shares of stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.


                             ELECTION OF DIRECTORS


             The By-Laws of the Company provide that the Board of Directors shall consist of not less than six (6). At the Annual Meeting, six (6) directors are to be elected to the Board of Directors, each to hold office until the 1996 Annual Meeting or until their successor is elected and qualifies. The persons named as proxies in the enclosed proxy card, who have been designated by the Board of Directors, unless otherwise instructed in such proxy, intend to vote the shares represented by the proxy for the election of the nominees listed in the table below for the office of director of the Company. The nominees have been proposed by the Board of Directors. If any such nominee should become unavailable for election, the persons named as proxies intend to vote for such substitute nominee as may be proposed by the Board of Directors, unless otherwise instructed in such proxy. No circumstances are now known, however, that would prevent any of the nominees from serving and the nominees have agreed to serve if elected.


             The information appearing below with respect to the business experience during the past five years of each nominee for director, directorships held and age has been furnished by each director as of February 28, 1995. All of the nominees are presently directors of the Company.

                                                                                                 Director
           Name and Principal Occupation                                           Age            Since
            -----------------------------                                          ---            -----
ROBERT J. CRESCI                                                                   51              1992
 Managing Director, Pecks Management Partners, Ltd.
  A director of Serv-Tech, Inc.;Vestro Natural Foods,Inc.;
  EIS International, Inc., Garnet Resources Corp.;
  Sepracor, Inc.; Olympic Financial, Ltd.; GeoWaste, Inc.;
  HarCor Energy, Inc.; Meris Laboratories, Inc. and several
  private companies.   From 1985-1990, Vice President
  Alliance Capital Management.

WILLIAM B. HAYES  .............................................................    69              1990
 Chairman of the Board since September 1994.
 Consultant and Investor.

THOMAS A. LANDSHOF ............................................................    55              1994
 President and Chief Executive Officer since August
  1994.  President of Consultants Group from April
  1992 to August, 1994.  Corporate Vice President
  Lilly Industries, Inc. prior to 1990 until
  April 1992.

KEVIN S. MOORE  ...............................................................    40              1992
 Vice President and Chief Financial Officer, The Clark
  Estates, Inc.  A director of Ducommun, Inc.
         From 1987 to 1991, President, Chief Executive
  Officer and Director of Jet Capital Corporation.

MICHAEL A. NICOLAIS  ..........................................................    69              1982
  Senior Managing Director of Carret & Co., Inc.
  A director of Basin Exploration Co.
  and of Southdown, Inc.


BERNARD A. PAULSON  ...........................................................    66              1992
2  Retired President of Koch Refining Company
  with over 40 years experience with other
  companies in the refining and petrochemical
  industries, including Kerr-McGee Corporation.


             Mr. Cresci was nominated to serve as a director pursuant to a Note Purchase Agreement, dated June 15, 1992, between the Company and holders of the Company's subordinated notes ("Notes"), Delaware State Employees' Retirement Fund, ZENECA Holding, Inc. and Trust for Defined Benefit Plan of ICI American Holdings, Inc. (the "Noteholders"). Pursuant to that agreement, the Company has agreed to use its best efforts to include the Noteholders' designee, Mr. Cresci, on the slate of nominees proposed by the Company for election to the Board of Directors, and to solicit proxies in favor of such designee, together with the other nominees in the Company-sponsored slate. Such obligation will continue so long as the Noteholders hold at least 25% of the original aggregate principal amount of the Notes. Additionally, pursuant to a Voting Agreement among the Noteholders and the Estate of Stephen C. Clark, Jr., Residuary Trust u/w of Stephen C. Clark, Jr., Anne L. Peretz, the Residuary Trust u/w of Susan
C. Twining and Jane Forbes Clark II (collectively, the "Clark Estates") that was entered into at the time of the Note Purchase Agreement, the Clark Estates have agreed to vote their shares in favor of the designee of the Noteholders, until the Noteholders cease to own at least an aggregate of 25% of the Notes. The Noteholders have also agreed to vote their shares, if any, in favor of a designee of the Clark Estates (currently Mr. Moore), until the Clark Estates cease to own, in the aggregate, at least 25% of the number of shares owned by them on the date of that agreement.

DIRECTORS' ATTENDANCE

             During the year ended December 31, 1994, there were five meetings
of the Board of Directors of the Company.   No incumbent director attended
fewer than 95% of the aggregate of all meetings of the Board and of the Committees of the Board on which such director served.

DIRECTORS' COMPENSATION

             Non-employee members of the Board of Directors are compensated by the Company for meetings attended in the amount of $2,500 per quarter and all directors are reimbursed for their reasonable travel expenses incurred in attending meetings of the Board or any Committee or otherwise in connection with their service as a director. Additionally, compensation of $500 is paid to the non-employee directors for each committee meeting attended.

             The 1990 Incentive Plan, approved at the May 18, 1990, Annual Meeting of Shareholders provides that each non-employee director of the Company on the first business date after each Annual Meeting of Shareholders of the Company, beginning with the 1990 Annual Meeting of Shareholders, will automatically be granted a non-qualified option for 2,500 shares of Common Stock under the Plan. Each option so granted to a non-employee director will have an exercise price per share equal to the fair market value of the common stock on the date of grant of such option. Each such option will be fully exercisable at the date of grant and will expire upon the tenth anniversary of the date of grant. On May 23, 1994, Messrs. Cresci, Hayes, Moore, Nicolais, and Paulson were each granted options to purchase 2,500 shares at the per share exercise price of $3.25, none of which were exercised during fiscal 1994.

             Employee directors receive no additional compensation for service on the Board of Directors or on Committees of the Board.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

             Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 3l, 1994, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

AUDIT COMMITTEE


             The Audit Committee, which held two meetings during the Company's fiscal year ended December 31, 1994, reviews the professional services provided by the Company's independent auditors and the independence of such auditors from management of the Company. The Committee also reviews the scope of the examination of the financial statements by the independent auditors, the annual consolidated financial statements of the Company and such other matters with respect to accounting, auditing, and financial reporting practices and procedures of the Company. The present Committee is composed of two outside Directors of the Company: Messrs. Hayes and Nicolais (Chairman). All previous members attended both meetings.

EXECUTIVE COMMITTEE

            In June, 1994, the Board of Directors established an Executive Committee. The Committee's primary responsibilities are to review and authorize actions required in the management of the business and affairs of the Company, in instances where it is not practicable to convene the full Board. Members of the Committee are Messrs. Cresci, Hayes, Landshof (since September 1994), and Moore (Chairman). The Committee met eight times in 1994 and non-employee directors received compensation only for the initial meeting.


COMPENSATION AND INCENTIVE PLAN COMMITTEE

            In February, 1995, the Board of Directors combined the responsibilities of the previously established Compensation Committee and Incentive Plan Committee into one. This Committee is composed entirely of disinterested non-employee directors consisting of Messrs. Cresci, Moore (Chairman), and Paulson.

            The Committee formulates and presents to the Board of Directors recommendations as to the base salaries for all officers of the Company based upon salary studies of companies of similar size and activity and management recommendations. The Committee specifically reviews, approves, and establishes the compensation for the President and Chief Executive Officer. The Committee is authorized to select persons to receive awards under the 1990 Incentive Plan, to determine the terms and provisions of the awards, if any, the amount of the awards, and otherwise administer the Plan to the full extent provided in the Plan. Except for the automatic annual grants to non-employee directors described under "Directors' Compensation", none of the members of the Committee are eligible to receive grants under the 1990 Incentive Plan.


                             EXECUTIVE COMPENSATION


            The following table sets forth information concerning compensation paid by the Company to the President and Chief Executive Officer of the Company for the year ended December 31, 1994. No executive officer was paid more than $100,000 in 1994.

                              Annual Compensation

Name and                                                                          All Other
Principal Position                           Year            Salary             Compensation
------------------                           ----            ------             ------------
Thomas A. Landshof                         1994(1)           $49,520               $9,136(2)
 President and CEO
William B. Hayes                           1994(3)           $26,307              $13,153(4)
 President and CEO
Richard L. Bowers                          1994(5)           $41,076              $27,515(6)
 President and CEO                          1993             $60,000                $1,283
                                            1992             $95,000                $1,460


(1) Mr. Landshof joined the Company as President and Chief Executive Officer in August, 1994.
(2)   Reimbursement for relocation and temporary living expense.
(3) Mr. Hayes served as interim President and Chief Executive Officer from May 26, 1994, until August 12, 1994.
(4)   Reimbursement for the payment of taxes.
(5)   Mr. Bowers served as President and Chief Executive Officer until May 26,
1994.
(6) Represents accrued vacation and sick pay following termination of employment and other benefits.

The following table sets forth information concerning the exercise of options by the Chief Executive Officer of the Company for the year ended December 30, 1994.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                               Number of Unexercised     Value of Unexercised
                                                               Options/SARs at           In-the-Money
                            Shares Acquired                    FY-End Exercisable/       Options/SARs at FY-End
                             or Exercised    Value Realized    Unexercisable             Exercisable/Unexercisable
                             ------------    --------------    ------------------        -------------------------
Richard L. Bowers                 0               0                 30,000/0               $   0/0 (1)


(1) Value is stated based on the closing price of $1.875 per share of the Company's Common Stock on NASDAQ on December 30, 1994.

During 1994, no Options or Stock Appreciation Rights were granted to the Chief Executive Officer.

SECURITY OWNERSHIP OF MANAGEMENT

              The following table sets forth the number of shares of the Company's Common Stock beneficially owned by each director and nominee for director and all directors and executive officers of the Company as a group as of December 31, 1994.

  Amount
  Beneficially            Percent
 Name of Individual or Group                                            Owned (1)               of Class
 ---------------------------                                            ---------               --------
 Robert J. Cresci ........................................               612,430     (2)(3)           16.7%
 William B. Hayes ........................................                39,000        (4)            1.0%
 Thomas A. Landshof.......................................                 3,000              LESS THAN  1%
 Kevin S. Moore ..........................................             1,367,280     (5)(6)           37.3%
 Michael A. Nicolais .....................................                22,500        (7)   LESS THAN  1%
 Bernard A. Paulson ......................................                 7,500        (6)   LESS THAN  1%
 All directors and executive officers as a group
 (8 persons) .............................................               125,175        (8)            3.4%

 (1) Unless otherwise indicated, each person has sole voting and investment power over the shares indicated.

 (2) Includes 423,889 shares issuable upon the exercise of warrants held by Delaware State Employees' Retirement Fund, and 99,311 shares issuable upon the exercise of warrants held by Trust for Defined Benefit Plan of ICI American Holdings, Inc., and 82,355 shares issuable upon the exercise of warrants held by ZENECA Holdings, Inc., of which Mr. Cresci exercises sole voting power as Managing Director of Pecks Management Partners, Ltd. The aggregrate 605,555 shares does not include the restructing of the Note Purchase Agreement as agreed to in principle by the Company on February 28, 1995. (See "Certain Transactions")

 (3) Includes options to acquire 6,875 shares that are exercisable at or within sixty days of the Record Date.

 (4) Includes 37,500 shares that are subject to stock options that are exercisable at or within sixty days of the Record Date, and 1,500 shares held jointly by Mr. Hayes and his spouse.

 (5) Includes 1,359,780 shares held by the Estate of Stephen C. Clark, Jr., the Residuary Trust u/w of Stephen C. Clark, Jr., Anne L. Peretz, Jane Forbes Clark II and the Residuary Trust u/w of Susan
             C. Twining that may be deemed to be beneficially owned by Mr. Moore in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Also included are:
             35,428 shares held by the four children of Anne L. Peretz over which Mr. Moore exercises authority pursuant to power of attorney and 9,300 shares held by the two children of the late Mrs. Susan
             C. Twining. Mr. Moore disclaims all beneficial ownership in these 1,359,780 shares. Mr. Moore is Vice President and Chief Financial Officer of The Clark Estates, Inc., an entity that acts on behalf of the Estate of Stephen C. Clark, Jr. Residuary Trust u/w of Stephen C. Clark, Jr., Mrs. Peretz, Ms. Clark and the Residuary Trust u/w of Susan C. Twining with respect to such shares.

 (6) Includes 7,500 shares that are subject to stock options that are exercisable at or within sixty days of the Record Date.

 (7) Includes 12,500 shares that are subject to stock options that are exercisable at or within sixty days of the Record Date.

  (8) Includes 108,775 shares which officers and directors as a group have the right to acquire pursuant to stock options that are exercisable at or within sixty days of the Record Date.

                     PROPOSAL TO AMEND 1990 INCENTIVE PLAN


             In 1990, the shareholders of the Company approved the 1990 Incentive Plan for Hitox Corporation of America ("the Plan"). The Plan provides a means for increasing the Company's employees' and directors' proprietary interests in the Company and an additional incentive to employees and directors to achieve the Company's plans and objectives. The number of shares of the Company's Common Stock that was initially reserved for issuance under the Plan was 175,000.

             On February 28, 1995, the Board of Directors approved, subject to the approval by the shareholders, an amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan from 175,000 to 625,000. The proposed amendment of the first sentence of Paragraph 3 of the Plan is as follows:

             "The Committee may grant Awards to Eligible Persons from time to time which would entitle such Eligible Persons, subject to whatever requirements are imposed by the Committee, to acquire an aggregate of up to six hundred twenty-five thousand (625,000) Shares from Shares held in the Parent's treasury or from authorized and unissued Shares."

             As of January 31, 1995, options covering 115,575 shares of common stock were outstanding under the Plan, with a majority not providing any incentive to the employee to whom they were granted because the option exercise price now greatly exceeds the market price, and options had been exercised with respect to 31,400 shares, which left 28,025 shares available for grant under the Plan. Consequently, the Board of Directors has deemed it appropriate to increase the number of shares available to be issued under the Plan.


GENERAL
             The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an additional incentive to enable the Company to attract and retain qualified and competent employees and directors, upon whose efforts and judgment the Company's success is largely dependent. To this end, the Plan provides a means for providing for or increasing the Company's employees' and directors' proprietary interest in the Company, thereby achieving a greater commonality of interest with other stockholders and providing an additional incentive to employees and directors to achieve the Company's plans and objectives. Any employee who is regularly employed full-time by the Company and the Company's directors (other than those directors who irrevocably waive their right to participate in the Plan benefits, other than the provisions thereof relating to the automatic granting of stock options to non-employee directors as described below) will be eligible for selection to receive an award under the Plan; in addition, non-employee directors will automatically receive stock options under the Plan. As of the date of the Proxy Statement, approximately 52 persons will be eligible to participate in the Plan. Assuming the proposed amendment to the Plan is approved at the Annual Meeting, the maximum number of shares of the Company's Common Stock that may be sold or issued under the Plan will be 625,000, subject to certain adjustments upon recapitalization, stock splits, and combinations, merger, stock dividend, and similar events.

             The Plan is administered by a committee appointed by the Board of Directors (the "Committee"). The Committee consists of three or more members of the Board, each of whom is not eligible and has not been eligible at any time within one year prior to becoming a member of the Committee for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company (other than the options to be granted automatically as described below under "Non-Employee Directors' Options"). The Committee consists of

Messrs. Robert J. Cresci, Kevin S. Moore (Chairman), and Bernard A. Paulson. Subject to the provisions of the Plan, the Committee has full and final authority to select, from among the persons eligible to participate in the Plan, the persons to whom awards will be granted thereunder, to grant such awards, to determine the terms and provisions of such awards, to impose conditions and requirements on such awards, and to determine the number of shares to be sold or issued pursuant thereto.

             In granting awards, the Committee takes into consideration the contribution the eligible persons have made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee has the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may, from time to time in granting awards under the Plan, prescribe terms and conditions concerning the award as it deems appropriate, such as relating an award to the achievement of specific goals established by the Committee or to the continued employment of a recipient of an award.

PLAN AWARDS

             The Plan authorizes the Committee to confer a benefit upon a person eligible to participate therein generally based upon the Company's Common Stock. In general, awards to eligible persons under the Plan are not restricted to any specified form or structure. They may include stock options, stock appreciation rights (giving the holder the right to receive upon exercise a cash payment in an amount equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the exercise price), limited stock appreciation rights (giving the holder the right to receive upon exercise a cash payment in an amount equal to the difference in the per share price paid in an applicable tender offer or exchange offer for the Company and the exercise price per share), restricted stock, performance shares and awards (generally granting stock and non-stock based compensation contingent upon the Company's achievement of financial performance goals established by the Committee) and phantom stock. An award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative. Some permissible features of awards to eligible persons under the Plan are:

     1. An award may provide for the satisfaction of the recipient's tax withholding obligation by the reservation or retention by the Company of some of the shares to which the recipient would otherwise be entitled or by the recipient's delivery of previously owned shares, although the Committee may require that such payment be made in cash.

     2. Any stock option granted under the Plan may be a tax-benefited incentive stock option, or it may be a non-qualified stock option which is not tax-benefited (see "Tax Treatment", below).

     3. An award under the Plan which is a stock option may include provisions allowing the recipient to pay some or all of the purchase price in cash, by the delivery of previously owned shares or by instructing the Committee to simultaneously exercise his option and deliver such acquired shares to the Company in payment of the exercise price with respect to the further simultaneous exercises of his option or right (so-called, pyramiding). If an option under the Plan permits the recipient to pay for the shares of Common Stock issuable pursuant thereto with previously owned shares, the recipient will be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, exercise an option for a large number of shares with no additional cash, and no more investment than the original share or shares delivered.

     4. The Plan affords broad discretion to the Committee to establish the times that awards become exercisable, vested and/or restrictions imposed thereon lapse, and broad discretion to accelerate these dates.

              Each award granted under the Plan will be subject to the following limitations in order to comply with the Securities and Exchange Commission's rule relating to employee benefit plans that exempt such plans from Section 16(b) of the Securities Exchange Act of 1934 (the so-called short-swing profit recovery law):

          A. An award which in whole or in part involves the issuance of shares of stock may provide for the issuance of such shares for consideration consisting of such consideration as the Committee may determine, including, but not limited to, as compensation for past services rendered, but if issued for any type of consideration other than past services rendered, the amount of such consideration shall be equal to the greater of (1) the par value of such shares, or (2) 50% of the fair market value of such shares on the date of grant of such award.

          B. Each award will not be transferable other than by will or the laws of descent and distribution and so long as the recipient lives, only the recipient or his/her guardian or legal representative shall have the rights set forth in the award.

          The Plan also provides for the automatic accelerating of the vesting schedules of awards granted under the Plan and the automatic termination of conditions and restrictions relating to awards granted under the Plan in the event of the merger, consolidation, reorganization, liquidation or dissolution of the Company, the sale of all or substantially all of the assets of the Company, or any transaction or series of transactions within a 60-day period occurring pursuant to a plan which has the effect of the stockholders of the Company ceasing to own 51% of the Common Stock of the Company or its successor. The amount of the award that will be accelerated is limited to the portion which can be accelerated without causing the holder to have an "excess parachute payment" as determined under the Internal Revenue Code of 1986.

PLAN DURATION

          The Plan became effective upon its adoption by the Board of Directors on February 16, 1990, but no awards were granted thereunder until the Plan was approved by the Company's stockholders by majority vote of the shares of Common Stock present at the Annual Meeting on May 18, 1990. Awards may not be granted under the Plan after the tenth anniversary of the adoption of the Plan, February 16, 2000.

AMENDMENTS

          The Board of Directors, or the Committee (subject to the prior written authorization of the Board of Directors), may from time to time amend the Plan or any award thereunder; provided, however, that (except in certain permitted circumstances where the committee believes an adjustment is appropriate by reason of a corporate transaction involving the Company) no such amendment may, without approval by the stockholders of the Company, (a) increase the number of shares covered by the Plan or change the class of persons eligible to participate in the Plan, (b) permit the granting of awards which expire beyond ten years from the date of the grant, or (c) extend the termination date of the Plan; and provides further, that no amendment or suspension of the Plan or any award issued thereunder shall, except as specifically permitted in any award, substantially impair any award previously granted to any recipient without his or her consent, except the Committee may accelerate the date on which all or a portion of an otherwise unexercisable option may be exercised.

NON-EMPLOYEE DIRECTORS' OPTIONS

          To further align the interest of the non-employee directors of the Company with those of the Company's stockholders, the Plan provides that each director of the Company who is not an employee of the Company on the first business date after each annual meeting of stockholders, beginning with the 1990 Annual Meeting, will automatically be granted an option for 2,500 shares of Common Stock under the Plan. In addition, the Plan provides that each director who first becomes a non-employee director on a date other than that of an annual meeting of stockholders of the Company shall on such date automatically be granted a fully exercisable option for 2,500 shares of Common Stock under the Plan (except that if there remains fewer than four calendar quarters between the date of such election and the scheduled date of the next annual meeting of stockholders of the Company, the number of shares covered by the option will be proportionately reduced based on the number of remaining calendar quarters).

             Each option granted to a non-employee director will have an exercise price per share equal to the greater of (a) the fair market value of one share of common stock on the date of grant of such option or (b) the par value of such share. Each such option will be fully exercisable at the date of grant and will expire upon the tenth anniversary of the date of grant.

             If the optionee ceases to be a non-employee director, the unexercised portion of the option shall terminate thirty days after the date of cessation as a non-employee director other than cessation by reason of disability, death, or for cause, but no later than the termination date of the option. Should a holder of an option die during this thirty day period, the option may be exercised for a period of up to six months after his death, but not later than the termination date of the option.

             If the holder of an option ceases to be a non-employee director because of disability (as defined in the Plan), the unexercised portion of the option will terminate on the earlier of one year from his ceasing to be a non-employee director or the termination date of the option. Should a holder of an option die during this period, the option will remain exercisable for up to six months from his death, but not later than the termination date of the option. If the holder of an option ceases to be a non- employee director due to his death while serving as a non-employee director, the unexercised portion of the option will terminate within one year of his death, but no later than the termination date of the option. If the holder of an option ceases to be a non- employee director for cause (which is generally defined in the plan as willful misconduct or gross negligence, as determined by the Committee in its sole discretion), the unexercised portion of an option will immediately terminate.

             Payment of the exercise price of any option granted to non-employee directors under the Plan may be made in cash, by delivery of previously owned shares of Company Common Stock or by instructing the Committee to withhold some of the shares issuable under the option, concurrently with the exercise of the option.

             Each non-employee director will be entitled, on or before the effective date of the Plan, or, in the case of persons who are not non-employee directors on such date, on or before the last day of the month in which he first becomes a non-employee director, to irrevocably elect that, so long as he shall be a non-employee director and shall receive automatic grants of options under the Plan, he shall for his lifetime irrevocably waive his right to receive all or any specified portion of his cash fee attributable to his duties as a non-employee director in exchange for an aggregate reduction in the option price of his option equal to such cash fee, applied ratably against the option price of each share subject to his option (the "Discount Option Feature").

             Any option granted to non-employee directors under the Plan will be nontransferable by the optionee other than by will or the laws of descent and distribution, and will be exercisable during the optionee's lifetime only by the optionee or his/her guardian or legal representative.

             The options so granted to the non-employee directors will not qualify for treatment as incentive stock options. See "Tax Treatment, " below.

             The non-employee directors of the Company who, pursuant to the automatic grant feature of the Plan, will each receive an option for 2,500 shares of Common Stock on the first business day after the date of the 1995 Annual Meeting if the Board's director nominees are elected: Messrs. Robert J. Cresci, William B. Hayes, Kevin S. Moore, Michael A. Nicolais, and Bernard A. Paulson. None of such persons have exercised the Discount Option Feature to reduce the exercise price of options that they may receive.

TAX TREATMENT

             The following is a brief description of the federal income tax treatment which will generally apply to awards made under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of any such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted stock, an award which is payable in cash, or otherwise.

             Options may be granted to employees of the Company pursuant to the Plan which are intended to qualify as incentive stock options ("Incentive Options") under the provisions of Section 422A of the Internal Revenue Code (the "Code"). Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Option. However, if the optionee sells the shares acquired upon exercise of an Incentive Option at any time within (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Option or (b) two years after the date of grant of such Incentive Option, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value on the date of exercise over the exercise price of such Incentive Option and the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by such optionee. For purposes of computing the alternative minimum tax, an optionee must include in alternative minimum taxable income the amount by which the fair market value of shares of stock subject to Incentive Options (at the time they are no longer subject to a substantial risk of forfeiture or are freely transferable) exceeds the exercise price. If an optionee exercises an option and disposes of stock received upon such exercise in the same year and the amount realized is less than the fair market value of the shares of stock subject to the option at the time of exercise, the amount of income that must be included in alternative minimum taxable income may not exceed the excess, if any, of the amount realized from the disposition over the optionee's adjusted basis in the stock.

             The grant of an option which does not qualify for treatment as an Incentive Option, including the options to be automatically granted to the non-employee directors, is generally not a taxable event for the optionee.
Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. If, however, the optionee is subject to Section 16(b) of the Securities Exchange Act of 1934 (the short-swing recovery provisions referred to above), the optionee will not recognize ordinary income (and the Company will not be entitled to a deduction) until six months after exercise of the option. At that time, the optionee will recognize ordinary income and the Company will be entitled to a deduction equal to the excess of the fair market value of the stock (determined as of the expiration of the six-month period) over the option exercise price. A person subject to Section 16(b) may elect under Code Section 83(b) to recognize ordinary income on the date of exercise in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, in which case the Company would be entitled to a deduction at that time equal to the amount of ordinary income recognized. All directors, including non-employee directors, are subject to Section 16(b) while they remain directors.

             Awards to employees under the Plan also include grants of stock. Stock issued pursuant to these awards may be subject to certain restrictions. Generally, the grant of stock will be a taxable event if such stock is not subject to a substantial risk of forfeiture and is freely transferable for purposes of Code Section 83. In that case, the recipient will recognize ordinary income and the Company will be entitled to a deduction equal to the difference between the fair market value of such stock on the date of grant and the amount paid, if any, for such stock. Persons who are subject to Section 16(b) of the Securities Exchange Act of 1934 and do not make an election under Code Section 83(b) to recognize income on the date the stock is issued will recognize income in accordance with the rules described above regarding stock issued to such persons upon the exercise of options. Stock which is subject to restrictions that constitute a substantial risk of forfeiture or which is nontransferable within the meaning of Section 83 of the Code will give rise to taxable ordinary income (and a deduction to the Company) when the restrictions lapse or the stock becomes transferable, unless the recipient elects under Code Section 83(b) to recognize income as of the date of transfer. The amount of taxable income recognized at the time the restrictions lapse or the stock becomes transferable will be the excess of the fair market value of the stock (determined as of the date the restrictions lapse) over the amount, if any, paid for such stock.

             Under the terms of the Plan, awards may be granted to employees that are payable in cash. Generally, a participant will recognize ordinary income and the Company will be entitled to a deduction with respect to such awards when such participant actually or constructively receives the cash.

             Awards may be granted to employees under the Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized by an employee in connection with awards made under the Plan.

             The terms of the agreements pursuant to which specific awards are made to eligible persons under the plan will provide for accelerated vesting of an award in connection with a change in ownership or control of the Company.
In that event, certain amounts with respect to such awards may be characterized as "parachute payments" under the golden parachute provisions of the Code. Pursuant to these provisions, an employee will be subject to a 20% excise tax on any "excess parachute payment" and the Company will be denied any deduction with respect to such excess parachute payment. The Plan specifically provides that the portion of an award which is accelerated cannot exceed the portion which can be accelerated without causing the employee to receive an excess parachute payment.

OTHER EFFECTS OF THE PLAN

             Under current accounting principles, if an option is granted under the Plan with an exercise price that is less than the fair market value of the optioned shares on the date of grant, then there will be a charge against the income of the Company in order to reflect compensation expense. A similar result would be obtained in the case of the award of restricted stock.

             Upon the grant of other types of awards, especially those requiring the Company to make cash payments, such as an SAR, the Company will be required to recognize the initial cash obligation, and any subsequent increases or decreases in such cash obligation, as an expense, or income, of the Company for financial purposes. Thus, awards under the Plan may result in a reduction of the Company's earnings per share.

             The Plan will allow the Company to issue up to 625,000 shares of the Company's Common Stock as a bonus or for a payment of the minimum price required under state law.

             The Committee on February 28, 1995, made a grant of options covering 150,000 shares having an exercise price of $2.625 per share (the fair market value on date of grant) to Thomas A. Landshof, subject to the stockholders' approval of the proposed amendment to the Plan.

BOARD RECOMMENDATION

             The Plan is designed to satisfy the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission which, in general, exempts certain aspects of the operation of the Plan from Section 16(b) of the Securities Exchange Act of 1934. The approval of the Plan by the stockholders of the Company is being solicited by the Board of Directors to comply with one of the conditions of the Rule 16b-3 exemption. Compliance with this exemption will enhance the value of the Plan to officers and directors of the Company since receipt of certain awards by them under certain circumstances will not be considered "purchases" of Common Stock for purposes of Section 16(b).

             The present directors of the Company have an interest in the approval of the amendment to the Plan increasing the number of shares reserved for issuance thereunder since they are eligible to receive awards under the Plan, which in the case of the non-employee directors includes the automatic grant of stock options discussed above. However, the Board of Directors believes that it is in the best interest of the Company and its stockholders to adopt this amendment so that the purpose of the Plan may be continued and in order to help attract and retain qualified and competent employees and directors and further to align the interests of the employees and non-employee directors with those of the Company's stockholders generally. A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

             As of the Record Date, the present directors who may be deemed to own approximately 3.4% of the issued and outstanding shares of Common Stock, are expected to vote in favor of the Plan.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1990 INCENTIVE PLAN.


                              CERTAIN TRANSACTIONS

             On June 15, 1992, the Company completed a Note Purchase Agreement in which the Company authorized the issuance and delivery of convertible subordinated notes in an aggregate amount of up to $8.5 million. The Company sold a principal amount of $5 million of such Notes to a group of investors consisting of the Delaware State Employee's Retirement Fund, the Trust for Defined Benefit Plan of ICI American Holdings, Inc. and ZENECA Holdings, Inc. The Notes were convertible into shares of the Company's Common Stock at a conversion price of $9.00 per share or 555,555 shares and, subject to an adjusted conversion price of $7.50 and $6.00, if 1994 and 1995 earnings targets were not met. The Company was in default under certain of its loan covenants with its Senior lending bank for the four quarters of 1994. Because of such defaults, the Company was also in default of the Note Purchase Agreement. At December 31, 1993, the Company was also in default under certain covenants contained in the Note Purchase Agreement.

             On September 30, 1994, the Company and the holders of the Notes entered into an amendment of the Note Purchase Agreement pursuant to which such holders agreed that upon an event of default under the Company's senior debt, the Company could be prevented by its senior lender from making any payments in respect of the Notes. The Company was in default on its senior debt from June 1, 1994, until February 15, 1995. No payments have been made on the Notes since December, 1993, by reason of the subordination provisions of the Note Agreement, which precludes payment during a senior debt default. In consideration for such amendment by the holders of the Notes, as of September 30, 1994, the Company issued to such holders warrants to purchase an aggregate of 50,000 shares of the Company's Common Stock at an exercise price of $2.50 per share.

             On February 28, 1995, the Company and the holders of the Notes agreed in principle to an amendment of the Note Purchase Agreement. In consideration for such amendment by the holders of the Notes, the Company will issue to such holders warrants to purchase an aggregrate 50,000 shares of the Company's Common Stock at an exercise price of $2.50 per share. This amendment provides for, among other things, (i) a waiver of defaults under the Note Purchase Agreement through December 31, 1996, (ii) the adjustment of certain financial covenants, (iii) allowing the Company to prepay the Notes, in whole or in part, at any time without penalty, and (iv) a delay of repayments of principal from September, 1996, to September, 1997, and the extension of the maturity date from 1998 to 1999. The amendment also removes the conversion privilege of the Notes. The conversion feature is replaced with warrants to purchase 1,111,111 shares of Common Stock (which is the number of shares into which the Notes would be convertible assuming a conversion price of $4.50) at an exercise price of $4.50. The warrants will expire one year after the maturity date of the Notes.


                         RATIFICATION OF APPOINTMENT OF
                     INDEPENDENT PUBLIC ACCOUNTANTS FOR THE
                          YEAR ENDED DECEMBER 31, 1995

             Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of Deloitte & Touche, certified public accountants, to serve as independent auditors to audit the accounts of the Company for the year ending December 31, 1995, subject to ratification of such approval by the Company's stockholders.

             Representatives of Deloitte & Touche will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                                 OTHER BUSINESS


             Proposals of shareholders intended to be presented at the Annual Meeting to be held in May, 1996 must be received by the Secretary of the Company at its principal executive offices for inclusion in the proxy statement and form of proxy relating to that meeting no later than December 9, 1995.

                          HITOX CORPORATION OF AMERICA

                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of HITOX CORPORATION OF AMERICA, hereby constitutes and appoints THOMAS A. LANDSHOF and CRAIG A. SCHKADE, or either of them, the true and lawful attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, the common stock held of record by the undersigned on March 27, 1995, at the Annual Meeting of Stockholders of the Company to be held in the Community Room (Second Floor, North Tower) of NationsBank, Corpus Christi, Texas, at 9:00 a.m. local time, May 16, 1995 and at any adjournment(s) thereof in the transaction of the following business:

 1. To elect 6 directors to hold office until the next annual election of directors or until their respective successors have been duly elected and shall have qualified.

             FOR   [  ]                         WITHHOLD AUTHORITY [  ]
 (all nominees listed below)                (all nominees listed below)
  ROBERT J. CRESCI                      WILLIAM B. HAYES                         THOMAS A. LANDSHOF
  KEVIN S. MOORE                        MICHAEL A. NICOLAIS                      BERNARD A. PAULSON

INSTRUCTIONS TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE NOMINEES, STRIKE THROUGH THE APPLICABLE NOMINEE(S) NAME.

 2. To consider and adopt an amendment to the 1990 Incentive Plan to provide for an increase in the number of shares available to grant thereunder from 175,000 to 625,000 shares.

                     FOR [  ]     AGAINST [  ]      ABSTAIN [  ]

 3. The proposal to ratify the appointment by the Board of Directors of Deloitte & Touche as the independent public accountants of the Company for 1995.

                     FOR [  ]     AGAINST [  ]      ABSTAIN [  ]

                  (Continued and to be signed on reverse side)

                          (Continued from other side)

 4. In their discretion, the above named persons are authorized to vote upon such other business as may come before the annual meeting or any adjournment(s) thereof.

                     FOR [  ]               WITHHOLD AUTHORITY [  ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

     Please sign exactly as name appears on your stock certificate(s). When shares are held by joint tenants or tenants in common, both should sign below. When signing as attorney, executor, administrator, receiver, trustee or guardian, please so specify below. When signing as a corporation, please sign in full corporate name and have signed by the president or other duly authorized officer(s). If a partnership, please have signed in the partnership name by the authorized person(s).
                                       DATED______________________________, 1995

                                       ________________________________________
                                                      (Signature)

                                       ________________________________________
                                              (Signature if held jointly)

                                       PLEASE MARK, SIGN, DATE, AND RETURN THIS
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.